Exhibit 99.1

NEWS RELEASE

Contact:	Centene Corporation
Karey L. Witty
Chief Financial Officer
(314) 725-4477

Lisa M. Wilson
Investor Relations Department
(212) 759-3929

CENTENE CORPORATION REPORTS EIGHTEENTH CONSECUTIVE QUARTER
OF INCREASED PROFITABILITY

ST. LOUIS, MISSOURI (February 9, 2004) — Centene Corporation (NYSE: CNC) today announced the Company’s financial results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter Highlights

•	Revenues of $207.3 million, a 46% increase over the fourth quarter of 2002.

•	Earnings from operations of $13.8 million, a 44% increase over the fourth quarter of 2002.

•	Earnings per diluted share of $0.45.

•	Organic membership growth of 15% over the fourth quarter of 2002.

•	Medicaid Managed Care segment G&A of 10.2% (GAAP) and 9.8% (non-GAAP), exclusive of newly enacted premium tax.

•	Operating cash flows of $33.7 million.

•	Days in claims payable of 59.0.

•	Completed acquisition of Family Health Plan’s Medicaid-related assets in Toledo, Ohio with membership effective on January 1, 2004.

•	Important new management appointments.

•	Transferred listing of common stock to NYSE.

Michael F. Neidorff, Centene’s president and chief executive officer, said, “Our ongoing predictable and strong financial performance enables us to continue implementing our strategy of becoming a multi-line Medicaid company. Towards this objective, we added five important management members to our team during the year. This positions Centene for continued expansion into new mandated Medicaid states and for new products to strengthen our ability to meet the needs of our patient population with a broad behavioral and specialty healthcare

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
February 9, 2004 / Page 2

services offering. We look forward to the challenges and opportunities that lie ahead and are confident that we have the systems, people and financial resources to meet them.”

Neidorff continued, “We closed on our Ohio acquisition within the timeframe anticipated and believe there is significant potential to grow organically in this market, where there are over one million eligible lives. Our strong relationship with Mercy Health Partners in Ohio further increases our confidence. Our other states are meeting our growth expectations, with particularly strong growth in Indiana, Texas and Wisconsin. The multiple opportunities for continued growth both organically and through acquisitions remain intact.”

“The states’ budget landscapes have improved since last year, and we continued to help them address their budget challenges through our margin protection programs that focus on a combination of rate increases and administrative policy changes that supplement the amount of rate increases. The year ahead offers significant opportunities for Centene, recognizing the government’s growing concern for the 44 million uninsured Americans who would benefit from our programs,” concluded Neidorff.

Membership totaled 489,600 at December 31, 2003, a 19.5% increase from 409,600 at December 31, 2002 and a 4.8% increase from 467,100 at September 30, 2003.

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
February 9, 2004 / Page 3

The following table depicts membership by state at December 31, 2003 and 2002:

	2003	2002

Wisconsin	157,800	133,000
Texas	158,400	118,000
Indiana	119,400	105,700
New Jersey	54,000	52,900

TOTAL	489,600	409,600

The following table depicts membership by line of business at December 31, 2003 and 2002:

	2003		2002

Medicaid	411,800		336,100
SCHIP	68,400		65,900
SSI	9,400	(a)	7,600	(b)

TOTAL	489,600		409,600

(a)	4,400 at-risk; 5,000 ASO
(b)	3,900 at-risk; 3,700 ASO

Statement of Earnings Highlights

•	For the fourth quarter of 2003, revenues increased 46.3% to $207.3 million from $141.7 million in the fourth quarter of 2002. Net of acquisitions, revenues increased 38.9% over the same prior year quarter. The health benefits ratio (HBR), which reflects medical services costs as a percent of premium revenues, was 81.2% and compares to 82.5% for the same period in 2002. General and administrative expenses as a percent of revenues increased to 12.2% from 10.8%. Earnings from operations increased 43.8% to $13.8 million from $9.6 million in 2002. Net earnings improved to $9.7 million, or $0.45 per diluted share, compared to $6.8 million, or $0.38 per diluted share, for the fourth quarter of 2002.

Both the HBR and the general and administrative expense ratio were affected by the newly enacted premium tax imposed by the state of Texas on September 1, 2003. The HBR was 81.2% (GAAP) and 81.6% excluding $1.1 million in premium revenue dollars attributable to the premium tax (non-GAAP). Similarly, excluding the effect of the tax on general and administrative expenses, the expense ratio was 12.2% (GAAP) and 11.8% (non-GAAP) in total, and 10.2% (GAAP) and 9.8% (non-GAAP) for the Medicaid Managed Care segment.

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
February 9, 2004 / Page 4

•	Investment and other income for the fourth quarter of 2003 was $1.7 million, an increase from $0.9 million in the fourth quarter of 2002. This was largely due to interest income generated from the increased cash and investment balances on hand primarily resulting from the Company’s follow-on financing in August 2003. The Company’s effective tax rate for the quarter was 37.0%.

•	For the year ended December 31, 2003, revenues increased 66.8% to $769.7 million from $461.5 million in the year ended 2002. The health benefits ratio of 82.4% compares to 82.3% for the year ended 2002. General and administrative expenses as a percent of revenues increased to 11.5% from 10.9% reflecting the implementation of Centene’s Specialty Services segment, as well as the aforementioned premium tax. Earnings from operations increased 48.5% to $46.9 million from $31.6 million in 2002. Net earnings improved 29.9% to $33.3 million, or $1.73 per diluted share.

•	The following table sets forth fully diluted earnings per share for the first, second, third and fourth quarters of 2003 as reported (GAAP) and on a pro forma basis (non-GAAP). Pro forma (non-GAAP) net earnings per diluted share assumes that as of January 1, 2003: 1) the Company’s August 2003 follow-on common stock offering was completed, 2) the net proceeds were invested in short-term instruments bearing interest of 2.0% and 3) the Company’s tax rate was 38.0%.

	Q4 2003	Q3 2003	Q2 2003	Q1 2003

Net earnings, as reported (GAAP)	$9,697	$8,704	$7,708	$7,161
Pro forma interest income, net of related tax effects	—	121	252	252

Pro forma (non-GAAP) net earnings	$9,697	$8,825	$7,960	$7,413

Earnings per common share:
Diluted, as reported (GAAP)	$0.45	$0.44	$0.43	$0.40
Diluted, pro forma (non-GAAP)	$0.45	$0.41	$0.37	$0.35
Shares used in computing per share amounts:
As reported (GAAP)	21,541,918	19,842,145	17,803,016	17,757,266
Pro forma effect (non-GAAP)	—	1,612,500	3,450,000	3,450,000

Pro forma (non-GAAP)	21,541,918	21,454,645	21,253,016	21,207,266

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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Balance Sheet Highlights

At December 31, 2003, the Company had cash and investments of $284.7 million, a portion of which is restricted due to state regulatory requirements. Medical claims liabilities totaled $106.6 million, representing 59.0 days in claims payable, influenced by increased inventory levels.

Cash flows from operating activities of $56.0 million for the twelve months ended December 31, 2003, reflect a 41.2% increase year over year.

Outlook

Karey L. Witty, Centene’s chief financial officer, commented, “We anticipate 2004 revenue in the range of $940 to $950 million and net earnings of $1.89 to $1.96 per share. This does not include the potential impact of any acquisitions we may undertake during 2004.”

Conference Call

As previously announced, the Company will host a conference call on February 10, 2004 at 8:30 a.m. (Eastern Standard Time) to review the financial results for the fourth quarter and year ended December 31, 2003, and to discuss its business outlook. Michael F. Neidorff and Karey L. Witty will host the conference call. Investors are invited to participate in the conference call by dialing (800) 273-1254 in the United States and Canada, and (706) 679-8592 for international participants, or via a live Internet broadcast at the Company’s website, www.centene.com. A replay of the call will be available from February 10, 2004 shortly after completion of the call and ending on February 17, 2004 at 11:59 p.m. Investors may dial (800) 642-1687 in the United States and (706) 645-9291 from abroad and enter access number 4814536. Additionally, the webcast will be archived for the same period at www.centene.com.

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently.

The pro forma (non-GAAP) information presented above in the fifth bullet under “Fourth Quarter Highlights,” the second paragraph under “Statement of Earnings” and presented below in tables excludes the impact of a newly enacted premium tax. This assumption has been made in the non-GAAP financial measures as management believes that this assumption generally provides a more consistent measure of the Company’s performance.

The pro forma (non-GAAP) information presented above in the fourth bullet under “Statement of Earnings Highlights” assumes that the Company’s follow-on public offering was completed as of January 1, 2003. This assumption has been made in the non-GAAP financial measures as management believes that this assumption generally provides a more consistent measure of the Company’s performance.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Centene Corporation

Centene Corporation provides managed care programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income (SSI), and the State Children’s Health Insurance Program (SCHIP). The Company operates health plans in Wisconsin, Texas, Indiana, New Jersey and Ohio. In addition, the Company contracts with other healthcare organizations to provide specialty services including behavioral health, nurse triage and pharmacy compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided above in the first, second and third paragraphs following the bullet listing under “Fourth Quarter Highlights” and in the paragraph under “Outlook” contain forward-looking statements that relate to future events and future financial performance of Centene. These forward-looking statements represent the Company’s estimates as of February 9, 2004. Subsequent events and developments may cause the Company’s estimates to change. The

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene’s Medicaid managed care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$64,346	$59,656
Premium and related receivables, net of allowances of $607 and $219, respectively	20,308	16,773
Short-term investments, at fair value (amortized cost $15,192 and $9,687, respectively)	15,160	9,571
Deferred income taxes	2,732	2,846
Other current assets	7,755	4,243

Total current assets	110,301	93,089
Long-term investments, at fair value (amortized cost $183,749 and $78,025, respectively)	184,811	79,666
Restricted deposits, at fair value (amortized cost $20,201 and $15,561, respectively)	20,364	15,762
Property, software and equipment	23,106	6,295
Goodwill	13,066	5,022
Intangible assets	6,294	5,673
Other assets	4,750	4,820

Total assets	$362,692	$210,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$106,569	$91,181
Accounts payable and accrued expenses	17,965	10,748
Unearned revenue	3,673	—
Current portion of long-term debt and notes payable	579	—

Total current liabilities	128,786	101,929
Long-term debt	7,616	—
Other liabilities	6,175	5,334

Total liabilities	142,577	107,263
Minority interest	—	881
Stockholders’ equity:
Common stock, $.001 par value; authorized 40,000,000 shares; shares issued and outstanding: 20,131,924 and 16,243,649, respectively	20	16
Additional paid-in capital	157,380	72,372
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	740	1,087
Retained earnings	61,975	28,708

Total stockholders’ equity	220,115	102,183

Total liabilities and stockholders’ equity	$362,692	$210,327

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share data)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,

	2003	2002	2003	2002

	(Unaudited)
Revenues:
Premiums	$204,477	$141,590	$759,763	$461,030
Services	2,833	136	9,967	457

Total revenues	207,310	141,726	769,730	461,487

Expenses:
Medical costs	166,068	116,771	626,192	379,468
Cost of services	2,054	89	8,323	341
General and administrative expenses	25,384	15,268	88,288	50,072

Total operating expenses	193,506	132,128	722,803	429,881

Earnings from operations	13,804	9,598	46,927	31,606
Other income (expense):
Investment and other income	1,684	916	5,160	9,575
Interest expense	(92)	(18)	(194)	(45)

Earnings before income taxes	15,396	10,496	51,893	41,136
Income tax expense	5,699	3,798	19,504	15,631
Minority interest	—	116	881	116

Net earnings	$9,697	$6,814	$33,270	$25,621

Earnings per share:
Basic earnings per common share	$0.48	$0.42	$1.86	$1.63
Diluted earnings per common share	$0.45	$0.38	$1.73	$1.47
Weighted average number of shares outstanding:
Basic	20,100,285	16,177,934	17,852,213	15,716,040
Diluted	21,541,918	17,858,936	19,211,076	17,466,116

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,

	2003	2002

Cash flows from operating activities:
Net earnings	$33,270	$25,621
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and amortization	6,448	2,565
Stock compensation expense	188	270
Minority interest	(881)	(116)
Gain on sale of investments	(1,646)	(649)
Changes in assets and liabilities —
Premium and related receivables	(2,364)	(2,449)
Other current assets	(3,180)	(1,463)
Deferred income taxes	772	(574)
Other assets	223	857
Medical claims liabilities	15,053	15,386
Unearned revenue	3,673	(827)
Accounts payable and accrued expenses	3,897	1,910
Other operating activities	546	(872)

Net cash provided by operating activities	55,999	39,659

Cash flows from investing activities:
Purchase of property and equipment	(19,162)	(3,918)
Purchase of investments	(435,282)	(192,371)
Sales and maturities of investments	319,564	127,706
Acquisitions, net of cash acquired	(5,861)	(11,096)

Net cash used in investing activities	(140,741)	(79,679)

Cash flows from financing activities:
Net proceeds from issuance of common stock	81,313	10,318
Proceeds from exercise of stock options	1,145	491
Extinguishment of acquired liabilities	(1,218)	—
Cash paid for fractional share impact of stock split	(3)	—
Proceeds from borrowings	8,581	—
Reduction of long-term debt and notes payable	(386)	—

Net cash provided by financing activities	89,432	10,809

Net increase (decrease) in cash and cash equivalents	4,690	(29,211)

Cash and cash equivalents, beginning of period	59,656	88,867

Cash and cash equivalents, end of period	$64,346	$59,656

Interest paid	$176	$28
Income taxes paid	$19,935	$16,433

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
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CENTENE CORPORATION
SUPPLEMENTAL FINANCIAL DATA

	Q4	Q3	Q2	Q1
	2003	2003	2003	2003

MEMBERSHIP
Wisconsin	157,800	150,200	145,600	139,100
Texas	158,400	152,100	131,400	122,700
Indiana	119,400	112,100	109,000	104,800
New Jersey	54,000	52,700	52,700	52,700

TOTAL	489,600	467,100	438,700	419,300

Medicaid	411,800	389,200	361,700	344,700
SCHIP	68,400	68,600	68,800	66,600
SSI	9,400	9,300	8,200	8,000

TOTAL	489,600	467,100	438,700	419,300

REVENUE PER MEMBER	$142.38	$143.98	$142.26	$142.06
CLAIMS
Period-end inventory	131,000	59,400	109,900	144,500
Average inventory	102,500	75,600	85,400	131,400
Period-end inventory per member	0.27	0.13	0.25	0.34
DAYS IN CLAIMS PAYABLE (a)	59.0	52.5	52.0	58.1

(a)	Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

ANNUALIZED RETURN ON EQUITY(b)	18.1	%(c)	21.3	%(c)	27.1%	27.0%

(b)	Annualized Return on Equity is calculated as follows: (net income for quarter x 4) divided by ((beginning of period equity + end of period equity) divided by 2).

(c)	Reflects a 3,450,000 share follow-on offering completed August 13, 2003.

HEALTH BENEFITS RATIO BY CATEGORY:

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,

	2003	2002	2003	2002

Medicaid (excluding SSI) and SCHIP	80.7%	82.2%	81.7%	82.2%
SSI	98.9	100.7	102.5	100.7
Total (GAAP)	81.2	82.5	82.4	82.3
Total (non-GAAP), excluding effect of premium tax	81.6	82.5	82.6	82.3

Centene Corporation Reports Eighteenth Consecutive Quarter Of Increased Profitability
February 9, 2004 / Page 12

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	THREE MONTHS ENDED			YEAR ENDED
	DECEMBER 31,			DECEMBER 31,

	2003		2002	2003		2002

	GAAP	non-GAAP*		GAAP	non-GAAP*

Medicaid Managed Care	10.2%	9.8%	10.8%	10.3%	10.1%	10.9%
Specialty Services	53.5	53.5	—	38.2	38.2	—
Total	12.2	11.8	10.8	11.5	11.3	10.9

*	Excluding effect of premium tax.

MEDICAL CLAIMS LIABILITIES
(In thousands)

The change in medical claims liabilities is summarized as follows:

	December 31,

	2003		2002

Balance, January 1	$91,181		$59,565
Acquisitions	335	(d)	16,230	(d)
Incurred related to:
Current year	645,482		396,715
Prior years	(19,290)		(17,247)

Total incurred	626,192		379,468

Paid related to:
Current year	544,309		324,210
Prior years	66,830		39,872

Total paid	611,139		364,082

Balance, December 31	$106,569		$91,181

(d)	Includes reserves acquired in connection with the acquisition of the outstanding capital stock of University Health Plans, Inc.

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability. Any reduction in the “Incurred related to: Prior years” claims may be offset as Centene actuarially determines “Incurred related to: Current year.” As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs. Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.